Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 15, 2007, except as to Note 12, as to which the date is August 2, 2007, in Amendment No. 6 to the Registration Statement (Form S-1) and related Prospectus of DemandTec, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

San Francisco, California August 6, 2007